UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On March 1, 2007, the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) approved a plan for the closure of its manufacturing, distribution, and research and development facility located in Stolberg, Germany. The closure will result in the elimination of approximately 65 employee positions and is expected to be complete by October 31, 2007. The decision to close the Stolberg facility was based on improving overall efficiency and leveraging the Company’s global operations infrastructure. Production will be transferred to the Company’s facilities in Shenzhen, China and Fort Collins, Colorado.
The Company is currently unable to estimate the following in connection with this closure:
•	the amounts or range of amounts expected to be incurred for the major types of cost,

•	the total amount or range of amounts expected to be incurred, and

•	the amount or range of amounts of the charge that will result in future cash expenditures.
The Company will file an amended report on Form 8-K under Item 2.05 within four business days after it makes a determination of each such estimate or range of estimates.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibit is furnished pursuant to Items 2.05:

99.1	Press release of Advanced Energy Industries, Inc., dated March 2, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: March 2, 2007	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Executive VP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Advanced Energy Industries, Inc., dated March 2, 2007.